Exhibit 32

CERTIFICATION OF

THE TRUSTEE*

OF THE SAN JUAN BASIN ROYALTY TRUST

PURSUANT TO 18 U.S.C. § 1350

In connection with the accompanying amendment on Form 10-K/A to the report on Form 10-K for the year ended December 31, 2022, and filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ross C. Durr, Senior Vice President and Mineral Interest Director of PNC Bank, National Association, on behalf of PNC Bank, National Association, the Trustee of the San Juan Basin Royalty Trust (the “Trust”),* not in its individual capacity but solely as Trustee of the Trust, hereby certify that:

1.

The Report fully complies in all material respects with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (as explained in Note 1 to the Trust’s financial statements contained in the Report, in accordance with the Securities and Exchange Commission Staff Accounting Bulletin Topic 12:E, Financial Statements of Royalty Trusts, the Trust prepares its financial statements in a manner that differs from generally accepted accounting principles; such presentation is customary to other royalty trusts); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Date: December 11, 2023

PNC BANK, NATIONAL ASSOCIATION, AS TRUSTEE OF THE SAN JUAN BASIN ROYALTY TRUST

By:	/s/ Ross C. Durr
Name:	Ross C. Durr
Title:	Senior Vice President and Mineral Interest Director

*	The Trust has no executive officers.